                                                                 Exhibit No. 5.1




                                              October 20, 2000


Cash Technologies, Inc.
1434 West 11/th/ Street
Los Angles, California 90015

          Re:  Cash Technologies, Inc.
               Registration Statement on Form S-3
               SEC File No. 333-41536
               ----------------------------------

Ladies/Gentlemen:

          We have reviewed Amendment No. 1 to the Registration Statement on Form S-3/A, filed on October 20, 2000 (File No. 333-41536) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), by Cash Technologies, Inc., a Delaware corporation (the "Company"). The Registration Statement has been filed for the purpose of registering the securities described therein for offer and sale under the Act. All capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

     This opinion has been rendered with respect to 118,125 shares of common stock (the "Shares") issuable upon the conversion of outstanding shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock") (and an aggregate of 15,000 additional shares underlying warrants which may be issued as dividends on the Series A Preferred Stock); 59,059 Shares issuable upon the exercise of outstanding Series A Common Stock Purchase Warrants (the "Series A Warrants"); 353,895 Shares issuable upon the conversion of outstanding convertible promissory notes (the "Notes"); 336,200 shares issuable upon the exercise of outstanding Series B Common Stock Purchase Warrants (the "Series B Warrants"); 350,001 Shares issuable upon the exercise of common stock purchase warrants issued in our pre-initial public offering financings (the "Pre-IPO Warrants"); and 839,970 shares issuable upon the exercise of other outstanding common stock purchase warrants and options (the "Aggregated Warrants and Options").

     In connection with the opinions rendered herein, we have examined the Certificate of Incorporation of the Company, its By-Laws, the Certificate of Designation of Series A Preferred Stock, the Series A Warrants, the Series B Warrants; the Notes; the Pre-IPO Warrants and the Aggregated Warrants and Options and such other documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. On the basis of such examination, we are of the opinion that:

Cash Technologies, Inc.
Page Two
October 19, 2000

          1. The Company is a corporation duly organized and validly existing and in good standing under the laws of Delaware, with corporate power to conduct the business which it conducts as described in the Registration Statement.

          2. The Company has an authorized capitalization of 20,000,000 shares of Common Stock, par value $.01 per share and 1,000,000 shares of Preferred Stock, par value $.01 per share.

          3. The Shares issuable upon the conversion of the Series A Preferred Stock have been duly authorized, sold and paid for as described in the Registration Statement, and are validly issued, fully paid and non-assessable.

          4. The Shares issuable upon exercise of the Series A Warrants, Series B Warrants, Pre-IPO Warrants and Aggregated Warrants and Options have been duly authorized and when issued, sold and paid for, as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

          5. The Shares issuable upon conversion of the Notes have been duly authorized and when issued, sold and paid for, as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.


                                             Very truly yours,

                                             /s/ Goldstein & DiGioia, LLP

                                             GOLDSTEIN & DIGIOIA, LLP